RULE 10B5-1 TRADING PLAN

Rodney Windley ("Seller") adopts this Trading Plan dated August 22, 2007 (the "Trading Plan") with respect to the "Stock"(defined below) with UBS Financial Services Inc. for the purpose of establishing a trading plan that complies with Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Seller and UBS Financial Services Inc. agree as follows;

1. Specific Plan of Sale. UBS Financial Services Inc., acting as agent, agrees to effect sales of Stock on behalf of Seller in accordance with the specific instructions set forth in Exhibit A (the "Sales Instructions"). The term "Stock" means the common stock, par value $0.10 per share, of Gentiva Health Services, Inc. ("Issuer") (symbol: GTIV), and includes any class or series of common stock of Issuer into which the Stock is converted whether pursuant to a reclassification, reorganization, reincorporation or similar event.

2. Fees/Commissions. Seller shall pay UBS Financial Services Inc. $0.07 per share of Stock sold; with such amounts to be deducted by UBS Financial Services Inc. from the proceeds of sales under this Trading Plan.

3. Seller's Representations and Warranties. Seller represents and warrants that:

         (a) Seller is not aware of any material nonpublic information concerning Issuer or any securities of Issuer;

         (b) Seller is entering into this Trading Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1;

         (c) Seller is an affiliate of Issuer as that term is defined and used in Rule 144;

         (d) Seller has informed Issuer of this Trading Plan and has furnished Issuer with a copy, and Seller has determined that this Trading Plan is consistent with Issuer's insider trading policy;

         (e) Seller has disclosed to UBS Financial Services Inc. any agreements that Seller is currently party to, or within the past 60 days, has been party to, with another broker, dealer or financial institution (each, a "Financial Institution") entered into for the purpose of establishing a trading plan that complies with Rule 10b5-1;

         (f) Seller is not subject to any legal, regulatory or contractual restriction or undertaking that would prevent UBS Financial Services Inc. from conducting sales in accordance with this Trading Plan;

         (g) the Stock to be sold under this Trading Plan is owned free and clear by Seller and is not subject to any liens, security interests or other encumbrances or limitations on dispositions, other than those imposed by Rule 144 or Rule 145, if applicable;

         (h) Seller has had an opportunity to consult with Seller's own advisors as to the legal, tax, financial and other aspects of-this Trading Plan, including this Trading Plan's compliance with Rule 10b5-1 and applicable state law. Seller has not received or relied on any representations from UBS Financial Services Inc. concerning this Trading Plan's compliance with Rule 10b5-l;

4. Agreements by Seller. Seller acknowledges and agrees to the following provisions:

         (a) Brokerage Account. Seller shall on a sole-purpose UBS Financial Services Inc. brokerage account prior to the execution of sales under this Trading Plan in the name of and for the benefit of Seller (the "Plan Account").

         (b) Delivery of Stock. Seller shall deliver all shares of Stock to be sold pursuant to this Trading Plan into the Plan Account prior to the commencement of any sales under this Trading Plan.

         (c) Hedging Transactions. While this Trading Plan is in effect, Seller shall comply with the prohibition set forth in Rule 10b5-1(c)(1)(i)(C) against entering into or altering a corresponding or hedging transaction or position with respect to the Stock.

         (d) Notice to UBS Financial Services, Inc. Seller shall notify UBS Financial Services Inc. to terminate or suspend sales, as appropriate, as soon as practicable upon the occurrence of any of the events contemplated in paragraph 7(a) or (b) or paragraph 8(c).

         (e) Communications. Seller shall not, directly or indirectly, communicate any material nonpublic information relating to the Stock or Issuer to any employee of the UBS Financial Services Inc. 10b5-1 Group or any UBS Financial Services Inc. Financial Advisor.

         (f) Compliance with Applicable Laws and Required Exchange Act Filings. Seller shall comply with all applicable laws, rules and regulations, and Seller shall make all filings required under Sections 13 and 16 of the Exchange Act in a timely manner.

         (g) No Influence. Seller does not have, and shall not attempt to exercise, any influence over how, when or whether to effect sales of Stock pursuant to this Trading Plan.

         (h) Stock Non-Marginable. The Stock is not marginable and may not be used by Seller as collateral for any purpose.

         (i) Execution, Average Pricing and Pro Rata Allocation of Sales. UBS Financial Services Inc. may sell Stock on any national securities exchange, in the over-the-counter market, on an automated trading system or otherwise. UBS Financial Services Inc. or one or its affiliates may make a market in the Stock and may act as principal in executing sales under the Trading Plan. To the

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

                  extent that UBS Financial Services Inc. administers other trading plans relating to Issuer's securities, UBS Financial Services Inc. may aggregate orders for Seller with orders under other sellers' trading plans for execution in a block and allocate an average price to each seller. In the event of partial execution of block orders, UBS Financial Services Inc. shall allocate the proceeds of all Stock actually sold on a particular day pursuant to all Rule 10b5-1 trading plans concerning Issuer's securities that UBS Financial Services Inc. manages pro rata based on the ratio of (x) the number of shares to be sold pursuant to the order instructions of each Trading Plan to (y) the total number of shares to be sold under all Trading Plans having the same type of order instructions.

         (j) Exclusivity. Until this Trading Plan has been terminated, Seller shall not enter into any agreement with, give any instructions to, or adopt a plan for trading with another Financial Institution with respect to purchase or sale of the Stock for the purpose of establishing a trading plan that complies with Rule 10b5-1.

         (k) Acknowledgement of Relief from Obligation to Effect Sales. UBS Financial Services Inc. shall he relieved of its obligation to sell Stock as otherwise required by paragraph 1 above at any time when:

                  (i) UBS Financial Services Inc. has determined that (A) it is prohibited from doing so by a legal, contractual or regulatory restriction applicable to it or its affiliates or to Seller or Seller's affiliates; or (B) a material adverse change in the financial markets, in the market activity in the Stock or in the internal systems of UBS Financial Services Inc. or one of its affiliates, an outbreak or escalation of hostilities or other crisis or calamity has occurred (in each case, the effect of which is such as to make it, in the sole judgment of UBS Financial Services Inc., impracticable for UBS Financial Services Inc. to sell Stock); or (C) a trading suspension with respect to the Stock by the Securities and Exchange Commission or the Principal U.S. Market (defined in Exhibit A) or a delisting of the Stock or a banking moratorium has occurred; --------- if UBS Financial Services Inc. cannot effect a sale for any of such reasons, UBS Financial Services Inc. shall effect such sale as promptly as practical after the cessation or termination of such cause, subject to the restrictions set forth in paragraph 1 of Exhibit A; ---------

                  (ii) This Trading Plan is suspended in accordance with paragraph 7 below;

                  (iii) This Trading Plan is terminated in accordance with paragraph 8 below.

5. Rule 144 and Rule 145. With respect to sales of Stock subject to Rule 144 or Rule 145, Seller and UBS Financial Services Inc. agree to comply with the following provisions:

         (a)      Agreements by Seller Regarding Rule 144 and Rule 145.

                  (i) Seller agrees not to take, and agrees to cause any person or entity with which Seller would be required to aggregate sales or Stock pursuant to Rule 144(a)(2) or (e) not to take, any action that would cause the sales hereunder not to meet all applicable requirements of Rule 144 or Rule 145.

                  (ii) Seller agrees to complete, execute and deliver to UBS Financial Services Inc. Forms 144 for sales to be effected under the Trading Plan at such times and in such numbers as UBS Financial Services Inc. shall request. Seller hereby grants UBS Financial Services Inc. a power of attorney to complete and file on behalf of Seller any required Forms 144. The remarks section of each Form 144 filed shall include a statement to the effect that the shares covered by the Form 144 are being sold pursuant to a Rule 10b5-1 trading plan dated as of the date hereof, and the representation regarding the seller's knowledge of material nonpublic information speaks as of that plan adoption date.

                  (iii) Seller agrees to complete, execute and deliver to UBS Financial Services Inc. Rule 144 Seller's Representation Letters (in the form attached as Exhibit C) for sales to be effected under the Trading Plan at such times and in such numbers as UBS Financial Services Inc. shall request.

         (b) Agreements by UBS Financial Services Inc. Regarding Rule 144 and Rule 145.

                  (i) UBS Financial Services Inc. agrees to conduct all sales pursuant to the Trading Plan in accordance with the manner of sale requirement of Rule 144. UBS Financial Services Inc. shall not effect any sales that it knows would exceed the then-applicable volume limitation under Rule 144.

                  (ii) UBS Financial Services Inc. agrees to file such Forms 144 furnished by Seller pursuant to paragraph 5(a)(ii) on behalf of Seller as required by applicable law. UBS Financial Services Inc. shall make one Form 144 filing at the beginning of each three-month period, commencing upon the first Sale Day under the Trading Plan.

                  (iii) UBS Financial Services Inc. agrees to submit such Rule 144 Seller's Representation Letters furnished by Seller pursuant to paragraph 5(a)(iii) on behalf of Seller as required by Issuer's transfer agent.

                  (iv) Seller shall make and shall be solely responsible for all filings required under Sections 13(d) and 16 of the Exchange Act in connection with sales of Stock pursuant to the Trading Plan, and Seller acknowledges that UBS Financial Services Inc. shall not make any such filings and shall have no liability to Seller in connection with or related to any such filings.

6.       Options.  [Intentionally Omitted]

7. Suspension. Sales under this Trading Plan shall be suspended as follows:

         (a) Promptly after the date on which UBS Financial Services Inc. receives notice from Seller or Issuer of legal, contractual or regulatory restrictions applicable to Seller or Seller's affiliates that would prevent UBS Financial Services Inc. from selling Stock under this Trading Plan (such notice merely stating that there is a restriction applicable to Seller without specifying the reasons for the restriction), including a restriction based on Seller's awareness of material nonpublic information in connection with a tender offer for Issuer's securities (transactions on the basis of which Rule 14e-3 of the Exchange Act could be violated).

         (b) In the event of a Qualifying Securities Offering, promptly after the date on which UBS Financial Services Inc. receives notice from Issuer or Seller of the Suspension Date until UBS Financial Services Inc. receives notice from Issuer or Seller of the Resumption Date; provided, however, that (i) Seller certifies that Seller has no control over the Suspension Date or the Resumption Date, and (ii) if Seller is unable to make such certification then this paragraph shall result in a termination of the Trading Plan, rather than suspension.

                  "Qualifying Securities Offering" means any offering of securities of Issuer for cash in which the lead underwriter, lead manager, initial purchaser, placement agent or other entity performing a similar function (each, an "Underwriter") requires Seller to agree to restrict Seller's ability to effect Sales pursuant to this Trading Plan.

                  "Suspension Date" means the date on which a preliminary prospectus, offering memorandum, offering circular or other disclosure document (each, a "Preliminary Offering Document") is first used to market securities of Issuer by the Underwriter, or if a Preliminary Offering Document is not used, the date on which the underwriting agreement, purchase agreement, placement agent agreement or similar agreement (each, an "Underwriting Agreement") is entered into by the Underwriter and Issuer.

                  "Resumption Date" means the day immediately following the expiration of the time period during which Seller was restricted from effecting Sales pursuant to this Trading Plan in accordance with the Underwriting Agreement.

         (c) In the event that the UBS Financial Services Inc. 10b5-1 Group becomes aware of material nonpublic information concerning Issuer or the Stock, UBS Financial Services Inc. may be required by applicable law or, in its sole discretion, find it advisable to suspend sales under this Trading Plan. In such case, UBS Financial Services Inc. shall promptly notify Seller of the suspension of sales under this Trading Plan.

8. Termination. This Trading Plan will terminate on the earliest to occur of the following (the "Plan Sales Period"):

         (a)      at the close of trading on March 31, 2008;

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

         (b) promptly after the date on which UBS Financial Services Inc. receives notice from Seller of the termination of this Trading Plan, in which case, Seller agrees to notify the Issuer promptly of such termination;

         (c) upon the reasonable determination by UBS Financial Services Inc., or promptly after the reasonable determination by Seller and notice to UBS Financial Services Inc., that this Trading Plan does not comply with Rule 10b5-1;

         (d) promptly after the date UBS Financial Services Inc. is notified of the death of Seller;

         (e) immediately in the event that Seller fails to deliver any Stock pursuant to paragraph 4(b); or

         (f) the date that the aggregate number of shares of Stock sold pursuant to this Trading Plan reaches 300,000 shares.

9. Indemnification; Limitation of Liability.

         (a)      Indemnification.

                  (i) Seller agrees to indemnify and hold harmless UBS Financial Services Inc. and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, "Losses") arising out of or attributable to (A) UBS Financial Services Inc.'s actions taken or not taken in compliances with this Trading Plan, (B) any breach by Seller of this Trading Plan (including Seller's representations and warranties hereunder), or (C) any violation by Seller of applicable laws or regulations. This indemnification shall survive termination of this Trading Plan.

                  (ii) UBS Financial Services Inc. agrees to indemnify and hold harmless Seller from and against all Losses arising out of or attributable to the gross negligence or willful misconduct of UBS Financial Services Inc. in connection with this Trading Plan.

         (b)      Limitation of Liability.

                  (i) Notwithstanding any other provision hereof, UBS Financial Services Inc. shall not be liable to Seller, and Seller shall not be liable to UBS Financial Services Inc., for: (A) special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen; or (B) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control,

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

                           including, but not limited to, failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as "Acts of God".

                  (ii) Notwithstanding any other provision hereof, UBS Financial Services Inc. shall not be liable to Seller for (A) the exercise of discretionary authority or discretionary control under this Trading Plan, if any, or (B) any failure to effect a sale required by paragraph 1, except for failures to effect sales as a result of the gross negligence or willful misconduct of UBS Financial Services Inc.

10. Agreement to Arbitrate. Any dispute between Seller and UBS Financial Services Inc. arising out of, relating to or in connection with this Trading Plan or any transaction relating to this Trading Plan shall be determined only by arbitration as provided in the UBS Financial Services Inc. brokerage account agreement referred to in paragraph 4(a).

11. Notices.

         (a) All notices to UBS Financial Services Inc. under this Trading Plan shall be provided in writing to the Executive Services Group of UBS Financial Services Inc. by facsimile at fax number 615-332-6809.

         (b) All notices to Seller under this Trading Plan shall be given to Rodney Windley by telephone at telephone number 404-432-9604 or by certified mail to the address below:

                  3350 Riverwood Parkway, Suite 214
                  Atlanta, GA 30339

         (c) Seller hereby instructs and authorizes UBS Financial Services Inc. to send duplicate copies of all confirmations of trades made under this Trading Plan to the Issuer at the following address:

                  Stephen Paige
                  Gentiva Health Services, Inc.
                  3 Huntington Quadrangle, 200S
                  Melville, NY 11747

         (d) UBS Financial Services Inc. will provide notification of all sales of Stock under this Trading Plan to Seller and to Issuer by e-mail at the below addresses by 6 p.m. (ET) on the date of execution on a best efforts basis, with a final report by 12 p.m. (ET) on the following business day. Seller and Issuer agree to notify UBS Financial Services Inc. in writing of any changes to the contact information provided.

                                            rod.windley@rdwventures.com
                                            stephen.paige@gentiva.com
                                            teresa.vasturino@gentiva.com
                                            laurin.laderoute@gentiva.com
                                            ospencer@mckennalong.com
                                            singram@mckennalong.com

12. Amendments and Modifications. This Trading Plan and the Exhibits hereto may be amended by Seller only upon the written consent of UBS Financial Services Inc. and receipt by UBS Financial Services Inc. of the following documents, each dated as of the date of such amendment:

         (a) a certificate signed by Seller, certifying that the representations and warranties of Seller contained in this Trading Plan are true at and as of the date of such certificate as if made at and as of such date; and

         (b) an issuer certificate completed by Issuer substantially in the form of Exhibit B.

13. Issuer Reliance. Seller and UBS Financial Services Inc. acknowledge and agree that Issuer may rely on the agreements of Seller and UBS Financial Services Inc. set forth in paragraph 5 above and any certificate of Seller pursuant to paragraph 12 above in providing the Issuer certificate in the form of Exhibit B as required pursuant to this Trading Plan.

14. Inconsistency with Law. If any provision of this Trading Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Trading Plan will continue and remain in full force and effect.

15. Governing Law. This Trading Plan shall be governed by and construed in accordance with the internal laws of the State of New York.

16. Entire Agreement. This Trading Plan, including Exhibits, and the brokerage account agreement referred to in paragraph 4(a) above, constitute the entire agreement between the parties with respect to this Trading Plan and supersede any prior agreements or understandings with regard to this Trading Plan.

17. Counterparts. This Trading Plan may he signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         NOTICE: THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN PARAGRAPH 10.

         IN WITNESS WHEREOF, the undersigned have signed this Trading Plan as of the date first written above.


RODNEY WINDLEY


--------------------------------------------
Name: Rodney Windley
Title:
       -------------------------------------
Date:
      --------------------------------------





UBS FINANCIAL. SERVICES INC.


--------------------------------------------
Name: Doug Jones
Title: Director
Date:
      --------------------------------------




--------------------------------------------
Name: Andrew Neal
Title: Associate Director
Date:
      --------------------------------------

                                    EXHIBIT A

         THIS EXHIBIT A MAY NOT BE AMENDED EXCEPT IN ACCORDANCE WITH THE
                                 TRADING PLAN.

                              SPECIFIC INSTRUCTIONS

1. UBS Financial Services Inc. shall enter a sell order for the specified Sale Amount (as defined below) for the account of Seller on each specified Sale Day (as defined below) at the specified Sale Price (as defined below), subject to the following restrictions:

         In no event shall UBS Financial Services Inc. sell any shares of Stock pursuant to the Trading Plan prior to September 12, 2007 (Must be at least two weeks from contract signature date).

2. A "Sale Day" shall be any day during the Plan Sales Period that the limit price specified below is met provided, however, that if any Sale Day is not a Trading Day, such Sale Day shall be deemed to fall on the next succeeding Trading Day within the Plan Sales Period.

3. The "Sale Amount" and "Sale Price" for any Sale Day shall be as follows:

         On the first Trading Day available for this Plan, using Long shares, place a limit order to sell 300,000 shares at a price of $20.00 or better. Cancel this order March 31, 2008.

         Note: At no time will UBS sell more than 30,000 shares a day and more than 100,000 shares a week

         Note: If the market price is higher than the limit price provided above at the time the order is placed, the Sale Amount for each Sale Day specified above shall be sold over the course of the entire trading day on a Best Efforts/Not Hold basis.

4. The limit order(s) entered pursuant to this Trading Plan will be entered as a GTC order (good until cancelled), provided, however, that no GTC orders will last past the Termination Date of this Trading Plan, at which time any GTC order that has not been filled will be cancelled.

5. If UBS Financial Services Inc. cannot sell the Sale Amount on any Sale Day, then, subject to the restrictions in paragraphs 1 and 4 above, UBS Financial Services Inc. may sell the amount of such shortfall as soon as, and to the extent practicable on the immediately succeeding Trading Day. In the event all or part of such shortfall cannot be sold on the immediately succeeding Trading Day, the remaining amount of such shortfall may be sold on each succeeding Trading Day until the shortfall has been sold. The number of shares of Stock to be sold in connection with any such shortfall shall be accumulated and added to Sale Amount, if any, that is scheduled to he sold pursuant to this Trading Plan on any such Trading Day. If any such shortfall exists after the close of trading on the last Trading Day of the Plan Sales Period, UBS Financial Services Inc.'s authority to sell such shares for the account of Seller under the Trading Plan shall terminate.

6. The Sale Amount and the Sale Price shall he adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Stock or any change in capitalization with respect to Issuer that occurs while the Trading Plan is in effect.

7. A "'Trading Day" is any day during the Plan Sales Period that the NASDAQ (the "Principal U.S. Market") is open for business and the Stock trades regular way on the Principal U.S. market; provided, however, that a "Trading Day" shall mean only that day's regular trading session of the Principal U.S. Market and shall not include any extended-hours or after-hours trading sessions that the Principal U.S. Market may allow.



--------------------------------------------
Name: Rodney Windley
Date:
      --------------------------------------
Title:
       -------------------------------------

                                    EXHIBIT B
                               ISSUER CERTIFICATE


1. Gentiva Health Services Inc. ("Issuer") certifies that it has approved and retained a copy of the Trading Plan dated August 22, 2007 the ("Trading Plan") between Rodney Windley ("Seller") and UBS Financial Services Inc. relating to the common stock of Issuer (the "Stock").

2. The Trading Plan is consistent with Issuer's insider trading policies, and, to the best of Issuer's knowledge, there are no legal, contractual or regulatory restrictions applicable to Seller or Seller's affiliates as of the date of this representation that would prohibit Seller from either entering into the Trading Plan or selling Stock pursuant to the Trading Plan.

3. During the Plan Sales Period, Issuer agrees to provide notice as soon as practicable to UBS Financial Services Inc. in the event that the Trading Plan becomes inconsistent with Issuer's insider trading policies, or Issuer becomes aware of legal, contractual or regulatory restrictions applicable to Seller or Seller's affiliates that would prohibit any sale pursuant to the Trading Plan (such notice merely stating that there is a restriction applicable to Seller without specifying the reasons for such restriction). In any event, Issuer shall not communicate any material nonpublic information about Issuer or its securities to UBS Financial Services Inc. with respect to the Trading Plan.

4. Such notice shall be provided by facsimile to the Executive Services Group of UBS Financial Services Inc. by facsimile at fax number 615-332-6809 and shall indicate the anticipated duration of the restriction but shall not include any other information about the nature of the restriction or its applicability to Seller. Any such notice is provided under the express condition that UBS Financial Services Inc. shall (i) maintain such information in confidence, (ii) share it only with those persons who reasonably need to know the information in the execution and administration of the Trading Plan, and (iii) use any information concerning or contained in such notice (including existence of the notice) for no purpose other than the execution and administration of the Trading Plan; provided, however, nothing in this paragraph shall prohibit UBS Financial Services Inc. or its attorney from responding to any inquiry the Securities and Exchange Commission, NASD, NYSE or any other self-regulatory organization, any State securities regulator, or any other governmental authority regarding such notice or its underlying facts and circumstances.

5. To avoid delays in connection with transfers of stock certificates and settlement of transactions under the Trading Plan, and in acknowledgment of UBS Financial Services Inc.'s and Seller's agreement in paragraph 13 of the Trading Plan, Issuer agrees that it will, promptly following receipt of notice of Seller's directing delivery of Stock into an account at UBS Financial Services Inc. in the name of and for the benefit of Seller and receipt of copies of certificates representing such Stock and such other documentation as Issuer shall reasonably request, instruct its transfer agent to process the transfer of shares and issue a new certificate to Seller's transferee or nominee that does not bear any legend or statement restricting its transferability to a buyer.

6.       [Intentionally Omitted]

Gentiva Health Services, Inc.

By: /s/ Stephen B. Paige
   ---------------------------------------
Name: Stephen B. Paige
Title: Sr. Vice President, General Counsel

Date: August 23, 2007


Acknowledged and agreed with respect to the confidentiality provisions or paragraph 3 hereof:

USB Financial Services Inc.

By:
    ----------------------------------------
Name:
      --------------------------------------
Title:
       -------------------------------------

Date:
      --------------------------------------

                                    EXHIBIT C
  THIS EXHIBIT C MAY NOT BE AMENDED EXCEPT IN ACCORDANCE WITH THE TRADING PLAN

                                 RULE 144 LETTER

UBS Financial Services Inc.
Attn: Executive Services Group
3325 Perimeter Hill Drive
Nashville, TN  37211

Gentiva Health Services, Inc.
3 Huntington Quadrangle, Ste. 2005
Melville, NY  11747

Ladies and Gentlemen:

In conjunction with my order to sell shares of common stock, par value $0.10 per share, of Gentiva Health Services, Inc. ("Issuer") ("the Stock"), through you as broker or dealer for my account pursuant to the Rule 10b5-1 Trading Plan dated August 22, 2007 (the "Trading Plan"), under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), I advise you as follows:

1. From the effective date of the Trading Plan until the end of the Plan Sales Period, I intend to sell Stock pursuant to Rule 10b5-1. I intend for UBS Financial Services Inc. to adhere to the Trading Plan without alteration or modification during the above-stated period.

2.       I am an affiliate of the Issuer.

3. The number of shares of Stock, which I have ordered you to sell as broker or dealer for my account, will conform to the Sales Instructions in Exhibit A of the Trading Plan.

4. I have verified that Issuer has been subject to the Securities and Exchange Commission (the "SEC") information reporting requirements pursuant to the Exchange Act for at least the preceding 90 days and has filed all required periodic reports during the 12 months preceding the first sale or during any shorter period that the SEC may require. As of the date of the Trading Plan, I did not know of any material nonpublic information concerning Issuer.

5. I confirm that I have been the beneficial owner for a period of at least one year as provided in paragraph (d) of Rule 144.

6. a) I have not solicited or arranged for the solicitation of any orders to buy in anticipation or in connection with my proposed sales.

         b) I have made no payments to any other person in connection with your execution of my order.

         c) I have not agreed to act in concert with any ether person in connection with my proposed sales.

7. It is my bona fide intention to sell the Stock as expressly prescribed in the Trading Plan pursuant to the Plan.

8. I understand that the payment of the proceeds of the sales will be delayed until the shares of Stock are transferred and delivered free of restrictions to UBS Financial Services Inc.

9. All capitalized terms used in this Rule 144 Letter shall have the meanings ascribed to them in the Trading Plan.

The undersigned agrees to notify UBS Financial Services Inc. and Gentiva Health Services, Inc. immediately if any of the above representations become inaccurate before the sales are completed.

Very truly yours,

Rodney Windley

--------------------------------------------
Signature of the Seller

--------------------------------------------
Print Name

Seller's Address:
3350 Riverwood Parkway, Suite 214, Atlanta, GA 30339

Date:
      --------------------------------------

                                    EXHIBIT D
                             STOCK OPTION PROVISIONS

         THIS EXHIBIT D MAY NOT BE AMENDED EXCEPT IN ACCORDANCE WITH THE
                                 TRADING PLAN.

                              Intentionally Omitted